UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2017
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
Effective March 16, 2017, the Board of Directors (the “Board”) of W. P. Carey Inc. (the “Company”) amended and restated the Company’s bylaws to implement proxy access (as so amended and restated, the “Bylaws”). A new Article II, Section 15 has been added to the Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of (i) two directors or (ii) 20% of the number of directors in office and subject to election by the stockholders at the Company’s upcoming annual meeting of stockholders, provided that the nominating stockholder(s) and the director nominee(s) satisfy certain requirements specified in the Bylaws.
The Bylaws were also amended to (i) make updates to the required disclosures and representations of stockholders making director nominations at the Company’s annual meeting of stockholders through the advance notice bylaw contained in Article II, Section 11 of the Bylaws in light of the proxy access bylaw, (ii) to require stockholders making director nominations or proposing other business at the Company’s annual meeting of stockholders through the advance notice bylaw contained in Article II, Section 11 of the Bylaws to update the disclosures required under the advance notice as of the record date of the meeting, and (iii) to make other conforming updates to the Bylaws.
The foregoing summary description of the amendments to the Bylaws is not intended to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of W. P. Carey Inc., effective as of March 16, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	March 21, 2017	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary